UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
December 29, 2006

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2006 Wherify Wireless, Inc. (the “Company”) filed a current report on Form 8-K, as amended on November 21, 2006 on Form 8-K/A, announcing that it had entered into an agreement with Cornell Capital Partners, LP (“Cornell”) wherein terms were defined for the full redemption of the 7% secured convertible debentures issued on March 10, 2006 and the 7% secured convertible debentures issued on March 14, 2006, and for the concurrent cancellation of certain warrants to purchase 16,250,000 shares of the Company’s common stock. The full redemption would require that the Company pay to Cornell on or before December 31, 2006 the entire principal amount outstanding plus all accrued and outstanding interest then owed, plus the redemption premium of 20% of the principal amount. Cornell would retain the remaining 5,000,000 warrants that would be exercisable on a cash-basis only. Certain other terms and conditions would also apply. The foregoing description is qualified in its entirety by the agreement letter which was filed as Exhibit 99.1 to the previously filed Form 8-K/A and is incorporated herein by reference. A press release announcing this agreement was issued on November 7, 2006 and which was filed as Exhibit 99.2 to the previously filed Form 8-K and is incorporated herein by reference.

On December 29, 2006 Cornell amended the terms of the agreement such that it has extended the December 31, 2006 deadline for the financing of the full redemption until January 31, 2007.  Cornell agrees not to put the Company into an event of default under the terms of the convertible debenture agreements until such time.

Item 8.01. Other Events

On November 7, 2006, Wherify Wireless, Inc. announced in a press release that it had retained the services of an investment banker. Effective November 2, 2006 Laidlaw and Company Ltd. has been retained as the Company’s investment banker and commenced its representation of the Company as of December 10, 2006.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: January 3, 2007	By:	/s/ Mark E. Gitter
Name: Mark E. Gitter
Title: Chief Financial Officer and Treasurer